SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 12, 2003

          AMERICA FIRST APARTMENT INVESTORS, INC.

(Exact name of registrant as specified in its charter)

      Maryland                 000-49986

(State of Formation) (Commission File Number)

                 47-0858301

(IRS Employer Identification Number)

     1004 Farnam Street, Suite 400

                    Omaha, NE                                   68102

(Address of principal executive offices) (Zip Code)

                    (402) 444-1630

(Registrants' telephone number, including area code)

               Not applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release, dated May 12, 2003, announcing the registrant's results of operations for the quarter ended March 31, 2003.

Item 9. Regulation FD Disclosure.

The information contained in this Item 9 of this Current Report is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" of Form 8-K in accordance with SEC Release Nos. 33-8216; 34-47583.

The information in this Current Report (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On May 12, 2003, America First Apartment Investors, Inc. (the "Company") issued a press release announcing its results of operations for the quarter ended March 31, 2003. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST APARTMENT INVESTORS, INC.

By /s/ Mark A. Hiatt

Mark A. Hiatt, Chief Financial Officer

May 12, 2003

Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

May 12, 2003

NEBRASKA DISTRIBUTION

CONTACT: Maurice E. Cox

SYMBOL: NASDAQ : APRO

AMERICA FIRST APARTMENT INVESTORS, INC.

ANNOUNCES FIRST QUARTER EARNINGS

Omaha, NE.--(BUSINESS WIRE)--May 12, 2003--America First Apartment Investors, Inc. (NASDAQ : APRO) announced today first quarter 2003 Funds From Operations ("FFO") of $.28 per share compared to $.32 per unit for its predecessor partnership for the same quarter of 2002. FFO is the standard earnings measurement used by the Real Estate Investment Trust (REIT) industry. Net income for the quarter was $170,216 or $.03 per share compared to $366,504 or $.07 per unit for the same quarter of 2002. The primary difference between FFO and net income is depreciation expense, which is excluded from the calculation of FFO as reflected in the accompanying reconciliation of net income to FFO. March 31, 2003, marks the company's first full quarter of operations as a REIT. On February 5, 2003, the REIT's board of directors declared a dividend of $.25 per share.

Lisa Y. Roskens, President and CEO of the company, said "Although our properties continue to feel the affects of the soft multifamily rental market, the company's earnings have allowed us to keep the dividend to investors at the level it has been for the past year." She added, "We are managing each property to reach its highest value in the present market and to be ready to take advantage of any firming up that may occur."

Information contained in this Press Release contains "forward-looking statements" relating to, without limitation, future performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Several factors with respect to such forward-looking statements, including certain risks and uncertainties, could cause actual results to differ materially from those in such forward-looking statements.

The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT") which define FFO as net income (loss) computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after comparable adjustments for an entity's portion of these items related to unconsolidated entities and joint ventures. The following table sets forth a reconciliation of the Company's net income as determined under GAAP and its FFO for the three month periods ended March 31, 2003 and 2002.

The Company considers FFO to be a key measure of its performance and its ability to pay dividends as it adds back the Company's significant non-cash expense of depreciation. Although the Company considers FFO to be a key measure of its operating performance, FFO should not be considered as an alternative to GAAP net income as an indication of the Company's financial performance. In addition, FFO does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative thereto as a measure of the Company's liquidity or as an indicator of the funds available to the Company to meet its cash needs, including its ability to make cash distributions. The Company's FFO may include funds that are unavailable for discretionary use due to requirements to conserve funds for capital expenditures, property acquisitions and other commitments and uncertainties. FFO reported by the Company may not be comparable to FFO reported by other entities that do not calculate FFO in accordance with the NAREIT definition or which interpret the NAREIT definition differently than the Company.